EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 333-4212 of Dean Witter, Discover & Co. ("DWDC") on Form S-8 (relating to the DWDC Directors' Equity Capital Accumulation Plan) of our reports dated February 21, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of DWDC for the year ended December 31, 1995.




New York, New York
February 18, 1997